EXHIBIT 5.1

NATHAN D. SIMMONS, ESQ.
SIMMONS LEGAL SERVICES, LLC
7210 South Algonquian Street, Suite 107
Aurora, Colorado 80016
Telephone (303) 818-1573

May 7, 2012

Board of Directors
Golden Global Corp.
17412 105 Avenue NW, Suite 201
Edmonton, Alberta, Canada T5S 1G4

Re: 2012 Employee and Consultant Stock Compensation Plan – Registration Statement on Form S-8 for shares

Gentlemen:

We have acted as counsel to Golden Global Corp., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 10,000,000 shares of Common Stock, $0.0001 par value (the "Common Stock") of the Company pursuant to the 2012 Employee and Consultant Stock Compensation Plan (the “Plan”), as further described in a Registration Statement on Form S-8 (the “Registration
Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our opinion, including, without limitation, the Articles of Incorporation and Bylaws, as amended, of the Company; resolutions adopted by the Board of Directors and shareholders of the Company authorizing and approving the Plan and the preparation and filing of the Registration Statement, and an officer’s certificate regarding the foregoing and related issues. In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance with any restrictive terms, delivery and payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to references to our firm included in or made a part of the Registration Statement.

Very truly yours,

SIMMONS LEGAL SERVICES, LLC
Nathan D. Simmons, Esq.